UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K /A

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 3, 2008 (Date of earliest event reported): November 24, 2008

MAXIM TEP, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-53093	20-0650828
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 Grogan’s Mill Road, Suite 205

The Woodlands, Texas 77380

www.maximtep.com

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (281) 466-1530

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 24, 2008 Maxim TEP, Inc. filed a Form 8-K report announcing the dismissal of Pannell Kerr Forster of Texas, P.C. (“PKF”) as its independent registered public accounting firm as approved by the Audit Committee of the Board of Directors and the engagement of M&K CPAS, PLLC of Houston, Texas (“MKA”) to assume the role of its new principal independent accountants. On November 25, 2008 Maxim TEP, Inc. filed an amendment to its Form 8-K. filing stating that the Company was evaluating several qualified registered independent public accounting firms as their replacement which the Company expects to make a selection in the near term. The reason was that the company had not finalized a formal agreement with MKA and continued to interview other prospective qualified registered independent public accounting firms in the process.

As of December 3, 2008, The Company has entered into a formal engagement agreement with M&K CPAS, PLLC of Houston, Texas (“MKA”) to assume the role of its new principal independent accountants. The decision to engage MKA was approved by the audit committee of the Board of Directors on December 2, 2008.

During the periods ended December 31, 2006 through 2007 and the subsequent interim period ended September 30, 2008, and through the date of the firm’s engagement the Registrant did not consult with MKA with regard to:

(1)	The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Registrant’s financial statements; or
(2)	Any matter that was the subject of a disagreement or a reportable event (as described in Item 304(a) (1) (iv) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIM TEP, INC.
Dated: December 3, 2008	By:	/s/ Robert D. Johnson
	Name:	Robert D. Johnson
	Title:	President and Chief Executive Officer